                                                                     EXHIBIT 3.2



















                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          GENTIVA HEALTH SERVICES, INC.

                                TABLE OF CONTENTS


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                                    ARTICLE 1

                                  STOCKHOLDERS

1.1         Place of Meetings..................................................1
1.2         Annual Meeting.....................................................1
1.3         Special Meetings...................................................1
1.4         Notice of Meetings.................................................1
1.5         Quorum.............................................................2
1.6         Adjournments.......................................................2
1.7         Proxies............................................................3
1.8         Notice of Stockholder Nominations and Other Proposed
               Stockholder Action..............................................3
1.9         Procedure for Election of Directors and Other
               Stockholder Votes...............................................8
1.10        Conduct of Meetings................................................8
1.11        Vote Required for Stockholder Action...............................9
1.12        No Stockholder Action by Written Consent...........................9

                                    ARTICLE 2

                                    DIRECTORS

2.1         General Powers.....................................................9
2.2         Number and Tenure.................................................10
2.3         Vacancies.........................................................10
2.4         Resignation.......................................................10
2.5         Regular Meetings..................................................11
2.6         Special Meetings..................................................11
2.7         Notice of Special Meetings........................................11
2.8         Meetings by Telephone Conference Calls............................11
2.9         Quorum............................................................12
2.10        Action at Meeting.................................................12
2.11        Action by Consent in Lieu of a Meeting............................12
2.12        Removal...........................................................12
2.13        Board Approval Policies...........................................12
2.14        Committees........................................................13

                                    ARTICLE 3

                                    OFFICERS

3.1         Officers..........................................................13
3.2         Election and Term of Office.......................................14


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3.3         Chairman of the Board; Vice Chairman of the Board.................14
3.4         Chief Executive Officer...........................................15
3.5         President.........................................................15
3.6         Vice Presidents...................................................15
3.7         Treasurer; Assistant Treasurers...................................15
3.8         Secretary; Assistant Secretaries..................................16
3.9         Removal...........................................................16
3.10        Vacancies.........................................................17
3.11        Resignations......................................................17

                                    ARTICLE 4

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

4.1         Indemnification Respecting Third Party Claims.....................17
4.2         Indemnification Respecting Derivative Claims......................18
4.3         Determination of Entitlement to Indemnification...................19
4.4         Right to Indemnification in Certain Circumstances.................20
4.5         Advances of Expenses..............................................21
4.6         Indemnification Not Exclusive.....................................21
4.7         Corporate Obligations; Reliance...................................22
4.8         Accrual of Claims; Successors.....................................22
4.9         Insurance.........................................................22
4.10        Definitions of Certain Terms......................................22

                                    ARTICLE 5

                        STOCK CERTIFICATES AND TRANSFERS

5.1         Stock Certificates and Transfers..................................23
5.2         Lost, Stolen or Destroyed Certificates............................23

                                    ARTICLE 6

                            CONTRACTS, PROXIES, ETC.

6.1         Contracts.........................................................24
6.2         Proxies...........................................................24

                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

7.1         Fiscal Year.......................................................25


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                                                                            Page
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7.2         Dividends.........................................................25
7.3         Seal..............................................................25
7.4         Waiver of Notice..................................................25
7.5         Annual Audit......................................................25
7.6         Delaware Office...................................................25
7.7         Other Offices.....................................................26
7.8         Books and Records.................................................26
7.9         Certificate of Incorporation......................................26
7.10        Severability......................................................26

                                    ARTICLE 8

                                   AMENDMENTS

8.1         Amendments........................................................26













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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          GENTIVA HEALTH SERVICES, INC.



                                    ARTICLE 1

                                  Stockholders

         1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or, if not so designated, at the principal office of the corporation.

         1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as may be fixed by the Board of Directors, except as may otherwise be provided by law.

         1.3 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or distributions upon liquidation, special meetings of stockholders of any class or series for any purpose or purposes may be called only by the Chairman of the Board of Directors, the Chief Executive Officer of the corporation or by the Board of Directors pursuant to a resolution, stating the purpose or purposes thereof, approved by a majority of the directors then in office. No business other than that stated in the notice provided for in Section 1.4 shall be transacted at any special meeting.

         1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be delivered not less than 10 calendar days nor more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such person's address as it appears on the records of the corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders of which notice shall have been given in accordance herewith. Any proper matter for stockholder action may be brought before an annual meeting of stockholders, provided that notice of any such matter to be brought before the meeting by any stockholder shall have been given to the corporation as provided by Section 1.8 of these By-Laws. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived in accordance with Section 7.4 of these By-Laws by those not present or not provided notice. Any previously scheduled meeting of the stockholders may be postponed or canceled and any special meeting of the stockholders called by the Board of Directors may be postponed or canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         1.5 Quorum. Except as otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum; provided that the vote required for the taking of any particular stockholder action shall nonetheless continue to be required for such action. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

         Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes, provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         1.6 Adjournments. The Chairman of the meeting may adjourn the meeting to another place, date or time if a quorum shall fail to attend any meeting or for any other reason. The stockholders present at a meeting shall not have authority to


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adjourn the meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. No notice of the time and place of adjourned meetings need be given except as required by law. If such notice is required by law, the provisions of Section 1.4 of these By-Laws shall govern the delivery of notice. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

         1.7 Proxies. At all meetings of stockholders, a stockholder may vote by proxy in writing (or in such other form as permitted by the General Corporation Law of the State of Delaware (the "DGCL")) executed by the stockholder or by the stockholder's duly authorized attorney-in-fact.

         1.8 Notice of Stockholder Nominations and Other Proposed Stockholder Action.

         (a) Annual Meetings of Stockholders.

                  (1) Nominations of persons for election as directors and the proposal of matters to be considered and voted on by the stockholders at an annual meeting of stockholders may be made only (i) pursuant to
         Section 1.4 of these By-Laws (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section.

                  (2) For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder pursuant to paragraph (a)(1) of this Section, the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the corporation and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first an-


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         niversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder's notice of a nomination or proposed action as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person,
         (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and
         (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (or any successor provision of law), including such person's written consent to being named as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any of such stockholder's affiliates (as defined below) and of any person who is the beneficial owner (as defined below), if any, of such stock and any other information relating to the stockholder, the beneficial owner or proposed business that would be required to be disclosed in solicitations of proxies relating to the proposed items


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         of business pursuant to Regulation 14A under the Exchange Act and Rule
         14a-11 thereunder (or any successor provision of law); and (c) as to the stockholder giving the notice and each beneficial owner, if any, of such stock, (i) the name and address of such stockholder, as they appear on the corporation's stock ownership records, (ii) the name and address of each beneficial owner of such stock, (iii) the class and number of shares of capital stock of the corporation which are owned of record or beneficially by each such person, (iv) in the case of a proposal for a nomination for election or reelection of a director, (1) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (2) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice, (3) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such nomination, and (4) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (v) in the case of any other proposal of a stockholder, (1) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the proposals are to be made by such stockholder, (2) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to propose the items of business set forth in the notice, (3) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise solicit proxies from stockholders in support of such proposal, and (4) any other information relating to such stockholder, beneficial owner or proposed business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The corporation may require the stockholder to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action or to determine the eligibility of such proposed nominee to serve as a director of the corporation.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting of stockholders is increased and there is no public announcement by the corporation specifying the increased size of the Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting under Section 1.4 of these By-Laws. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the procedures set forth in this Section. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must give notice thereof containing the information required in


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the case of a nomination to be made by a stockholder at an annual meeting of stockholders by paragraph (a)(2) of this Section to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice of a nomination as described above.

         (c) General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to be elected as directors (except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred shares of the corporation to nominate and elect a specified number of directors in certain circumstances) and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Section, "affiliate" in respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term "beneficially owns" (and variations thereof) shall have the same meaning as when used in
         Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law). For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the


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

         Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section,
         (i) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and nothing contained herein shall constitute a waiver by the corporation or any stockholder of compliance therewith and (ii) nothing in this Section shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (B) of the holders of any series of preferred stock to elect directors in accordance with the provisions of any applicable certificate of designation for preferred stock.

         1.9 Procedure for Election of Directors and Other Stockholder Votes. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot only if required by the Chairman of the meeting. The Board of Directors by resolution shall appoint, or shall authorize an officer of the corporation to appoint, one or more inspectors of election with respect to all votes at any annual or special meeting of stockholders, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall collect any ballots and tabulate all votes and make a report thereon and shall have the other duties prescribed by law.

         1.10 Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or by another Chairman designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the Chairman of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the


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meeting of stockholders as it shall deem appropriate. Such rules, regulations or procedures may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitations on the time allotted to questions or comments by participants.

         1.11 Vote Required for Stockholder Action. Subject to the rights (if any) of the holders of any series of preferred stock to elect directors from time to time as provided by the Certificate of Incorporation of any certificate of designation, a plurality of the votes cast in favor of a nominee at the meeting shall be required for, and sufficient to, elect a director. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws (including with respect to removal of directors), in all matters other than the election of directors, the affirmative votes of a majority of the voting power of the shares present in person or represented by proxy at a meeting and entitled to vote on a matter presented to the meeting and voting in favor of or against the matter presented shall be required for, and sufficient to constitute, the act of the stockholders on such matter.

         1.12 No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                                    ARTICLE 2

                                    DIRECTORS

         2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.


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

         2.2 Number and Tenure. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class of preferred stock or series thereof with respect to the election of additional directors under specified circumstances, the number of the directors of the corporation which shall constitute the entire Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the directors then in office (but shall not be less than five nor more than twelve); provided, however, that no reduction in the number of directors shall reduce the term of office of any director then in office. The directors, other than those who may be elected by the holders of any class of preferred stock or any series thereof, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, with a director of each class to hold office until his or her successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election (and until such person's successor shall have been duly elected and qualified).

         2.3 Vacancies. Except as otherwise provided for or fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class of preferred stock or series thereof, with respect to the election of additional directors under specified circumstances, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the remaining directors then in office, although less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until his successor is elected and qualified, or until his earlier death, resignation or removal. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

         2.4 Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to the Chairman, President or Secretary. Such resignation shall be effective upon receipt unless it specifies that it is effective at some other time or upon the happening of some other event.

         2.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

         2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated by the Chairman of the Board, President, or by a majority of the directors then in office.

         2.7 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director in a writing addressed to such person's business address or principal residence (as the Secretary has most recently been advised of) and sent by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or given to the director orally. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If given orally (by telephone or in person) or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors then in office are present or if all directors then in office waive in writing notice of the meeting either before or after such meeting.

         2.8 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar com-munications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

         2.9 Quorum. Subject to Section 2.3 of these By-Laws, a whole number of directors equal to at least a majority of the directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Directors present at a meeting duly organized may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum; provided that the votes required for the taking of any particular action shall nonetheless continue to required for such action to be taken.

         2.10 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

         2.11 Action by Consent in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

         2.12 Removal. Subject to the rights of any class of preferred stock or series thereof to elect and remove directors under specified circumstances, any one or more or all of the directors may be removed, only for cause, by the holders of at least a majority of the voting power of all outstanding shares of the corporation entitled to vote generally in the election of directors.

         2.13 Board Approval Policies. The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors then in office may establish such policies for the corporation with respect to the categories of matters which shall require the approval of the Board of Directors or a committee thereof prior to the corporation taking action to put such a matter into effect, as the Board of Directors may from time to time consider appropriate for the exercise of effective oversight of the corporation's business and affairs by the Board of Directors. Any such resolution or resolutions may provide that the approval by the Board of Directors required for a particular category of matter shall require the affirmative vote of a number of directors greater than that which would otherwise be required by
Section 2.10 of these By-Laws and any such greater vote requirement established by such resolution requiring the affirmative vote of a number of directors greater than that which would otherwise be required by Section 2.10 of these By-Laws shall have the same force and effect as if set forth in these By-Laws; provided, however, that such resolution shall have been adopted by the like affirmative vote of the Board of Directors as that required by such resolution for such approval of the Board of Directors; and provided further that, any such resolution that has been adopted by the Board of Directors may be rescinded or amended only by the affirmative vote of a majority of the directors then in office.

         2.14 Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designated resolution. Each such committee shall make such reports as the Board of Directors may from time to time request. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 2.7 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

                                    ARTICLE 3

                                    OFFICERS

         3.1 Officers. The Board of Directors shall elect, as officers of the corporation, a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary, and such officers (including, without limitation, one or more Vice Chairmen, a General Counsel, a Controller, and such Vice Presidents, Senior Vice Presidents and Executive Vice Presi-dents) as the Board of Directors from time to time shall determine to be appropriate for the conduct of the governance and affairs of the corporation. All officers elected by the Board of Directors shall each have such powers and duties as are provided by these By-Laws and determined by the Board of Directors or a committee thereof and, subject thereto, as customarily pertain to their respective offices. The Board of Directors or any committee thereof may from time to time also elect, or the Chief Executive Officer or the President may appoint, such subordinate officers (including one or more Assistant Vice Presidents, Assistant General Counsel, Assistant Controllers, Assistant Secretaries and Assistant Treasurers), as the Board of Directors or such officer shall determine to be appropriate for the conduct of the business and affairs of the corporation; provided that the Board of Directors shall be notified of the appointment by the Chief Executive Officer or the President of any such subordinate officer. Such subordinate officers shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board of Directors or a committee thereof or, if appointed thereby, by the Chief Executive Officer or the President, as the case may be. Two or more offices may be held by one individual. The Board of Directors shall designate, from among the officers, a chief financial officer and a chief accounting officer.

         3.2 Election and Term of Office. The elected officers of the corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or incapacity or until such person shall resign or be removed in accordance with these By-Laws.

         3.3 Chairman of the Board; Vice Chairman of the Board. The Chairman of the Board shall perform the duties, and have the powers and authority, as may be assigned to such person from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of the stockholders and at all meetings of the Board of Directors. If there is no Chief Executive Officer or President, the Chairman of the Board shall also be the chief executive officer of the corporation and shall have the duties, and the power and authority, prescribed in Section 3.4 of these By-Laws. The Board of Directors also may elect one or more Vice Chairmen to act in place of the Chairman upon his or her absence or inability to act and to have such other responsibilities and powers and authority, as may be determined by the Board of Directors.

         3.4 Chief Executive Officer. As the corporation's chief executive officer, the Chief Executive Officer shall be responsible for the general supervision of the management and the policies and affairs of the corporation and shall perform the duties, and have the powers and authority, customarily incidental to such office and all such other duties, powers and authority as are determined by the Board of Directors. As the chief executive officer of the corporation, he or she shall be responsible to keep the Board of Directors reasonably informed about the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         3.5 President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the general supervision of the management and the policies and affairs of the corporation and shall supervise the day-to-day operations of the corporation. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer.

         3.6 Vice Presidents. The Board of Directors may elect such Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, with such powers, authority and duties, as the Board of Directors shall determine to be appropriate for the conduct of the business and affairs of the corporation. The Vice Presidents shall have such power and duties and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chief Executive Officer or the President. Assistant Vice Presidents shall have such of the powers, authority and duties of the Vice Presidents they assist as may be assigned by the Board of Directors, a committee thereof, the Chief Executive Officer, the President or such Vice President and during the absence or the disability of such Vice President, may exercise such or his or her powers and authority and perform such of his or her duties as may be appropriate to the conduct of the business and affairs of the corporation.

         3.7 Treasurer; Assistant Treasurers. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of the funds, including cash-equivalent securities, of the corporation. The Treasurer shall cause the funds of the corporation to be deposited in such banks, other depository institutions and brokerage firms as may be authorized by the Board of Directors or designated in such manner as may be provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the

Chief Executive Officer or the President. Assistant Treasurers shall have such of the powers, authority and duties of the Treasurer as may be assigned by the Board of Directors, a committee thereof, the Chief Executive Officer, the President or the Treasurer and, during the absence or the disability of the Treasurer, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the corporation.

         3.8 Secretary; Assistant Secretaries. The Secretary shall see that all notices of meetings of the Board, the committees of the Board and the Stockholders or actions taken thereby are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the seal of the corporation and may cause it to be affixed to all stock certificates of the corporation (unless the seal of the corporation on such certificates shall be a facsimile, as hereinafter provided) and to all other documents to be executed on behalf of the corporation under its seal; shall certify or attest to actions of the Board of Directors, the committees thereof, or the stockholders or officers of the corporation; and shall see that all such certificates and other documents required by law to be kept and filed are properly kept and filed; and, in general, shall perform all the duties customarily incident to the office of secretary of a corporation. The Secretary shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board, a committee thereof, the Chief Executive Officer or the President. Assistant Secretaries shall have such of the powers, authority and the duties of the Secretary as may be assigned by the Board of Directors, a committee thereof, the Chief Executive Officer, the President or the Secretary, and during the absence or disability of the Secretary, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the corporation.

         3.9 Removal. Any officer elected, or agent appointed, by the Board of Directors or a committee thereof and any subordinate officer or employee or agent appointed by the Board of Directors, a committee thereof, the Chief Executive Officer or the President, may be removed by the Board of Directors, a committee or the officer who appointed such subordinate officer, employee or agent whenever, in the judgment thereof, the best interests of the corporation would be served thereby. No officer shall have any rights against the corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment or other contract or under an employee benefit plan.

         3.10 Vacancies. A newly created office and any vacancy in any elected office arising for any reason may be filled by the Board of Directors or a committee thereof. Any vacancy in a subordinate office appointed by the Chief Executive Officer or the President arising for any reason may be filled by the Chief Executive Officer or the President.

         3.11 Resignations. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chairman, President or Secretary. Such resignation shall be effective upon receipt unless it specifies that it is effective at some other time or upon the happening of some event. No acceptance or other formal action shall be required of the Board of Directors, the stockholders or any officers to be made effective.

                                    ARTICLE 4

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

         4.1 Indemnification Respecting Third Party Claims.

         (a) Indemnification of Directors and Officers. The corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify and/or hold harmless in accordance with the following provisions of this Article any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or, if at a time when he or she was a director or officer of the corporation, is or was serving at the request of, or to represent the interests of, the corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the corporation shall not be obligated to indemnify and/or hold harmless a director or officer of the corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chief Executive Officer or the President of the corporation and (ii) the corporation shall not be obligated to indemnify and/or hold harmless against any amount paid in settlement unless the corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification and/or to be held harmless pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification and/or such right to be held harmless may be provided by the corporation in a specific case as permitted by
Section 4.6 of these By-Laws.

         (b) Indemnification of Employees and Agents. The corporation may indemnify and/or may hold harmless any employee or agent of the corporation in the manner and to the same or a lesser extent that it shall indemnify and/or hold harmless any director or officer under paragraph (a) above in this Section.

         4.2 Indemnification Respecting Derivative Claims.

         (a) The corporation, to the fullest extent permitted and in the manner required, by the Laws of the State of Delaware as in effect from time to time shall indemnify and/or hold harmless, in accordance with the following provisions of this Article, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or, if at a time when he or she was a director or officer to the corporation, is or was serving at the request of, or to represent the interests of, the corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the corporation shall not be obligated to indemnify and/or hold harmless a director or officer of the corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chief Executive Officer or the President of the corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification and/or to be held harmless pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the corporation commenced by such Person, but such indemnification and/or right to be held harmless may be provided by the corporation in any specific case as permitted by Section 4.6 of these By-Laws.

         (b) Indemnification of Employees and Agents. The corporation may indemnify and/or hold harmless any employee or agent of the corporation in the manner and to the same or a lesser extent that it shall indemnify and/or hold harmless any director or officer under paragraph (a) above in this Section.

         4.3 Determination of Entitlement to Indemnification. Any indemnification and/or right to be held harmless to be provided under any of the paragraphs of Section 4.1 or 4.2 of these By-Laws (unless ordered by a court of competent jurisdiction) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification and/or right to be held harmless is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification and/or right to be held harmless is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or
(ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders entitled to vote thereon. In the event a request for indemnification is made by any person referred to in paragraph (a) of Section
4.1 or 4.2 of these By-Laws, the corporation shall use its best efforts to cause such determination to be made not later than 90 days after such request is made.

         4.4 Right to Indemnification in Certain Circumstances.

         (a) Indemnification upon Successful Defense. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (a) or (b) of Section 4.1 or 4.2 of these By-Laws, or in defense of any claim, issue or matter therein, such person shall be indemnified and/or held harmless against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

         (b) Indemnification for Service as a Witness. To the extent any person who is or was a director or officer of the corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the corporation's business is regulated, by reason of his or her services as a director or officer of the corporation or his or her service as a Subsidiary Officer of an Affiliated Entity at a time when he or she was a director or officer of the corporation (assuming such person is or was serving at the request of, or to represent the interests of, the corporation as a Subsidiary Officer of such Affiliated Entity) but excluding service as a witness in an action or suit commenced by such person, the corporation shall indemnify and/or hold harmless such person against out-of-pocket costs and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity and/or hold harmless within 45 days after receipt by the corporation from such person of a statement requesting such indemnification or right to be held harmless, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the corporation shall have no obligation under this Article to compensate such person for such person's time or efforts so expended. The corporation may indemnify and/or hold harmless any employee or agent of the corporation to the same or a lesser extent as it may indemnify and/or hold harmless any director or officer of the corporation pursuant to the foregoing sentence of this paragraph.

         4.5 Advances of Expenses.

         (a) Advances to Directors and Officers. Expenses and costs incurred by any person referred to in paragraph (a) of Section 4.1 or 4.2 of these By-Laws in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified and/or held harmless in respect of such costs and expenses by the corporation as authorized by this Article.

         (b) Advances to Employees and Agents. Expenses and costs incurred by any person referred to in paragraph (b) of Section 4.1 or 4.2 of these By-Laws in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified and/or held harmless by the corporation in respect of such costs and expenses as authorized by this Article.

         4.6 Indemnification Not Exclusive. The provision of indemnification to and/or hold harmless or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or to be held harmless or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the corporation to indemnify and/or hold harmless or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or to be held harmless or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the corporation and as to action in any other capacity.

         4.7 Corporate Obligations; Reliance. The provisions of this Article shall be deemed to create a binding obligation on the part of the corporation to the persons who from time to time are elected officers or directors of the corporation, and such persons in acting in their capacities as officers or directors of the corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the corporation. Any repeal or modification of the provisions of this Article 4 shall not adversely affect any right or protection hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

         4.8 Accrual of Claims; Successors. The indemnification and/or right to be held harmless provided or permitted under the foregoing provisions of this Article shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article. The right of any person who is or was a director, officer, employee or agent of the corporation to indemnification and/or to be held harmless or advancement of expenses as provided under the foregoing provisions of this Article shall continue after he or she shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

         4.9 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, or to represent the interests of, the corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify and/or hold harmless such person against such liability under the provisions of this Article or applicable law.

         4.10 Definitions of Certain Terms. For purposes of this Article, (i) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (ii) references to "serving at the request of the corporation" shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and (iii) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

                                    ARTICLE 5

                        STOCK CERTIFICATES AND TRANSFERS

         5.1 Stock Certificates and Transfers. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors or appropriate officers of the corporation may from time to time prescribe in accordance with the DGCL, the Certificate of Incorporation and these By-Laws; provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock of the corporation shall be uncertificated. Any such resolution, however, shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of a resolution by the Board of Directors providing that shares of any class or series of stock of the corporation shall be uncertificated, every holder of uncertificated shares shall be entitled to receive from the corporation a certificate representing the number of shares registered in such holder's name. The shares of the stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of such signature as the corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as required by the DGCL and as the Board of Directors may by resolution prescribe.

         5.2 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, de-stroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation of a bond of indemnity in such amount (if any), upon such terms and secured by such surety, as the Board of Directors or an appropriate officer may in its, his or her discretion require.

                                    ARTICLE 6

                            CONTRACTS, PROXIES, ETC.

         6.1 Contracts. Except as otherwise explicitly prohibited or required by law, the Certificate of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on the behalf of the corporation, and under its corporate seal, by such officer or officers, or such employee or employees or other agent or agents, of the corporation as by or pursuant to these By-Laws may be authorized to act on the subject matter thereof, (and within any such limits as may have been established by the Board of Directors) without further specific direction thereunto from the Board of Directors.

         6.2 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any Vice President may from time to time act or appoint an attorney or attorneys or agent or agents of the corporation to act, in the name and on behalf of the corporation, to cast any votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other company, at meetings of the holders of the stock or other securities of such other company, or to consent in writing, in the name of the corporation as such holder, to any action by such other company or to waiver of any notice, or to exercise or waive any right appurtenant to such stock or other securities and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent or waiver or exercising or waiving any such right, and may execute or cause to be executed, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem appropriate for the conduct of the business and affairs of the corporation.


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

                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS


         7.1 Fiscal Year. The fiscal year of the corporation shall be in such term as the Board of Directors shall prescribe.

         7.2 Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

         7.3 Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe.

         7.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of the DGCL, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         7.5 Annual Audit. The accounts, books and records of the corporation and its consolidated subsidiaries shall be audited upon the conclusion of each fiscal year by a firm of independent certified public accountants selected by the Board of Directors or the appropriate committee thereof, if any, and it shall be the duty of the Board of Directors or the appropriate committee thereof, to cause such audit to be done annually.

         7.6 Delaware Office. The principal office of the Corporation in the State of Delaware shall be located at 15


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

East North Street, Dover, Delaware, 19901 and the name of its registered agent is XL Corporate Services.

         7.7 Other Offices. The corporation may have such other offices, either within or without the State of Delaware, as the business of the Corporation may from time to time require or as may be authorized by the Board of Directors.

         7.8 Books and Records. The books and records of the corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or officers.

         7.9 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

         7.10 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision by these By-Laws.

                                    ARTICLE 8

                                   AMENDMENTS

         8.1 Amendments. These By-Laws may be altered or repealed and new By-Laws may be adopted (i) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereon; provided, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeat or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or
(ii) by the affirmative vote of a majority of the directors then in office.



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